                                  Exhibit 99.1

                           SECOND AMENDMENT AND WAIVER
                   TO REVOLVING CREDIT AND GUARANTY AGREEMENT

                  SECOND AMENDMENT AND WAIVER, dated as of February 14, 2001 (the "Amendment"), to the REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of June 22, 2000, among THE MULTICARE COMPANIES, INC. a Pennsylvania corporation (the "Borrower"), a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, and each of the direct and indirect subsidiaries of the Borrower party thereto (each a "Guarantor" and collectively, the "Guarantors"), each of which Guarantors is a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code, MELLON BANK, N.A., a national banking association ("Mellon"), as Arranger, FIRST UNION NATIONAL BANK, as Syndication Agent, GOLDMAN SACHS CREDIT PARTNERS L.P., as Documentation Agent, THE CHASE MANHATTAN BANK, as Co-Agent, each of the other financial institutions from time to time party thereto (each of the foregoing financial institutions, together with Mellon, the "Banks") and MELLON BANK, N.A., a national banking association, as administrative agent (in such capacity, the "Agent") for the Banks. Unless otherwise defined herein, all terms that are defined in the Credit Agreement (or defined below) shall have the same meanings herein.

                              W I T N E S S E T H:

                  WHEREAS, the Borrower, the Guarantors, the Banks and the Agent are parties to that certain Revolving Credit and Guaranty Agreement, dated as of June 22, 2000, as amended by that certain First Amendment to Revolving Credit and Guaranty Agreement, dated as of August 10, 2000 (as amended, and as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement"); and

                  WHEREAS, the Borrower, the Guarantors, the Banks and the Agent have agreed to amend the Credit Agreement as set forth herein; and

                  WHEREAS, from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement shall be amended, subject to and upon terms and conditions set forth herein, as follows:

                  NOW, THEREFORE, it is agreed:

                  SECTION 1. Waiver. The Banks hereby waive (x) compliance by the Borrower and the Guarantors with the provisions of Section 5.01(a) of the Credit Agreement with respect to the fiscal year ended September 30, 2000 and Sections 5.01(b) and 5.01(d) of the Credit Agreement with respect to the fiscal quarter ended December 31, 2000, provided that the financial reports and certificate required to be delivered pursuant thereto shall be delivered no later than April 2, 2001 and (y) any default or Event of Default under the Credit Agreement (including, without limitation, under Section 6.05) that was occasioned by the following asset impairment and other non-recurring charges which were recorded by the Borrower in the fiscal year ended September 30, 2000:
(i) SFAS 121 and provisions for terminated operations, and other asset impairments representing the write-down of goodwill and other long-lived assets of acquired operations which are not deemed recoverable in an aggregate amount of $174,700,000; (ii) debt restructuring and reorganization charges representing costs associated with the Cases, employee severance costs and investments in formerly managed operations in an aggregate amount of $5,200,000; (iii) benefit-related costs in the amount of $8,900,000; and (iv) costs associated with accounts receivable which are deemed uncollectible in the amount of $1,500,000.

                  SECTION 2. Amendment to Section 6.05. The table appearing in
Section 6.05 is hereby in its entirety to read as follows:

                            "Three Month Period Ending             EBITDA
                            --------------------------          -----------

                                 January 31, 2001               $ 7,900,000

                                 February 28, 2001              $ 7,000,000

                                 March 31, 2001                 $ 7,700,000

                                 April 30, 2001                 $ 9,000,000

                                 May 31, 2001                   $11,300,000

                                 June 30, 2001                  $11,000,000

                                 July 31, 2001                  $11,500,000

                                 August 31, 2001                $11,800,000

                                 September 30, 2001             $12,000,000

                                 October 31, 2001               $11,600,000

                                 November 30, 2001              $11,100,000

                                 December 31, 2001              $11,000,000"

                  SECTION 3. Amendment to Section 7.01. Section 7.01(m) of the Credit Agreement is hereby amended by inserting the phrase ", unexpired leases of personal property" immediately following the words "assumed executory contracts" appearing in clause (v) thereof.

                  SECTION 4. Representations and Warranties. The Borrower and the Guarantors hereby represent and warrant that all of the representations and warranties contained in the Loan Documents are true and correct on and as of the date hereof as if made on and as of such date, both before and after giving effect to this Amendment, and that no Event of Default or Default has occurred and is continuing or exists or would occur or exist after giving effect to this Amendment.

                  SECTION 5. Conditions to Effectiveness. This Amendment shall not become effective until the date (the "Effective Date") on which this Amendment shall have been executed by the Borrower, the Guarantors, the Required Banks and the Agent, and the Agent shall have received evidence satisfactory to it of such execution, provided that, notwithstanding the occurrence of the Effective Date, the effect of the amendments (but not the waivers) set forth herein shall terminate and be of no further force or effect if on or before April 2, 2001 the Bankruptcy Court shall not have entered an order reasonably satisfactory in form and substance to the Agent approving the payment by the Borrower to the Banks of an amendment fee in an amount equal to 3/10 of 1% of the Total Commitment, such fee to be payable as an administrative expense upon the effectiveness of a Reorganization Plan for the Borrower.

                  SECTION 6. Ratification. Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

                  SECTION 7. Costs and Expenses. The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agent.

                  SECTION 8. References. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or
(b) to prejudice any right or rights which the Agent or the Banks may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

                  SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. A fax copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy of all purposes.

                  SECTION 10. Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed wholly within such State.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first above written.

                              BORROWER:

                              THE MULTICARE COMPANIES, INC.

                              By: ___________________________________
                                  Name:
                                  Title:

                              GUARANTORS:

                              ADS APPLE VALLEY LIMITED PARTNERSHIP,
                              by ADS Apple
                              Valley, Inc., its General Partner

                              ADS HINGHAM LIMITED
                              PARTNERSHIP, by ADS Hingham
                              Nursing Facility, Inc., its General Partner

                              ADS RECUPERATIVE CENTER LIMITED
                              PARTNERSHIP, by ADS Recuperative Center,
                              Inc., its General Partner

                              CARE HAVEN ASSOCIATES LIMITED
                              PARTNERSHIP, by Glenmark Associates, Inc.
                              and GMA Partnership Holding Company, Inc., its General Partners

                              CUMBERLAND ASSOCIATES OF RHODE
                              ISLAND, L.P., by Health Resources of
                              Cumberland, Inc., its General Partner

                              GLENMARK PROPERTIES I, LIMITED
                              PARTNERSHIP, by Glenmark Associates, Inc.
                              and GMA Partnership Holding Company, Inc., its General Partners

                              GROTON ASSOCIATES OF CONNECTICUT,
                              L.P., by Health Resources of Groton, Inc., its General Partner

                              MIDDLETOWN (RI) ASSOCIATES OF
                              RHODE ISLAND, L.P., by Health Resources
                              of Middletown (R.I.), Inc., its General Partner

                              POINT PLEASANT HAVEN LIMITED
                              PARTNERSHIP, by Glenmark Associates, Inc., its General Partner

                              RALEIGH MANOR LIMITEDPARTNERSHIP,
                              by Glenmark Associates, Inc., its General
                              Partner

                                 Address for notices:
                                 101 East State Street
                                 Kennett Square, PA 19348

                                 Attention: George V. Hager, Jr.
                                            Executive Vice President
                                            and Chief Financial Officer
                                 Telephone: (610) 444-8419
                                 Facsimile: (610) 925-4100

                              ROMNEY HEALTH CARE CENTER LTD.
                              LIMITED PARTNERSHIP, by Glenmark
                              Associates, Inc., its General Partner

                              SISTERVILLE HAVEN LIMITED
                              PARTNERSHIP, by Glenmark Associates,
                              Inc., its General Partner

                              TEAYS VALLEY HAVEN LIMITED
                              PARTNERSHIP, by Glenmark Associates,
                              Inc., its General Partner

                              THE STRAUSS GROUP - HOPKINS HOUSE,
                              L.P., by Encare of Wyncote, Inc.,
                              its General Partner

                              THE STRAUS GROUP - QUAKERTOWN
                              MANOR, L.P., by Encare of Quakertown, Inc., its General Partner

                              WALLINGFORD ASSOCIATES OF
                              CONNECTICUT, L.P., by Health Resources of
                              Wallingford, Inc., its General Partner

                              WARWICK ASSOCIATES OF RHODE
                              ISLAND, L.P., by Health Resources of
                              Warwick, Inc., its General Partner


                              By:_________________________________
                              On behalf of each of the foregoing
                              as ____________of the General Partner

                              HOLLY MANOR ASSOCIATES OF NEW
                              JERSEY, L.P., by Encare of Mendham, L.L.C., its General Partner, by Century Care Management, Inc., its authorized manager

                              MERCERVILLE ASSOCIATES OF NEW
                              JERSEY, L.P., by Breyut Convalescent Center,
                              L.L.C., its General Partner, by Century Care
                              Management, Inc., its authorized manager

                              POMPTON ASSOCIATES, L.P., by Pompton
                              Care, L.L.C., its General Partner, by Century Care Management, Inc., its authorized manager

                              THE STRAUS GROUP - OLD BRIDGE, L.P.,
                              by Health Resources of Emery, L.L.C., its
                              General Partner, by Century Care Management,
                              Inc., its authorized manager

                              THE STRAUS GROUP - RIDGEWOOD, L.P.,
                              A New Jersey limited partnership, by Health
                              Resources of Ridgewood, L.L.C., its General
                              Partner, by Century Care Management, Inc., its authorized manager

                              By:__________________________
                              On behalf of each of the foregoing
                              as ______________ of the manager
                              Address for notices:
                              101 East State Street
                              Kennett Square, PA  19348

                              Attention: George V. Hager, Jr.
                                         Executive Vice President
                                         And Chief Financial Officer
                              Telephone:  (610) 444-8419
                              Facsimile:  (610) 925-4100

                              ACADEMY NURSING HOME, INC.

                              ADS APPLE VALLEY, INC.

                              ADS CONSULTING, INC.

                              ADS HINGHAM ALF, INC.

                              ADS HINGHAM NURSING FACILITY, INC.

                              ADS HOME HEALTH, INC.

                              ADS/MULTICARE, INC.

                              ADS PALM CHELMSFORD, INC.

                              ADS RECUPERATIVE CENTER, INC.

                              ADS RESERVOIR WALTHAM, INC.

                              ADS SENIOR HOUSING, INC.

                              ADS VILLAGE MANOR, INC.

                              ANR, INC.

                              APPLEWOOD HEALTH RESOURCES, INC.

                              ASL, INC.

                              AUTOMATED PROFESSIONAL
                              ACCOUNTS, INC.

                              BERKS NURSING HOMES, INC.

                              BETHEL HEALTH RESOURCES, INC.

                              BRIGHTWOOD PROPERTY, INC.

                              CENTURY CARE CONSTRUCTION, INC.

                              CENTURY CARE MANAGEMENT, INC.

                              CHATEAU VILLAGE HEALTH RESOURCES, INC.

                              CHG INVESTMENT CORP., INC

                              CHNR-1, INC.

                              COLONIAL HALL HEALTH RESOURCES,
                              INC.

                              COLONIAL HOUSE HEALTH RESOURCES,
                              INC.

                              CONCORD HEALTH GROUP, INC.

                              CONCORD HOME HEALTH, INC.

                              CONCORD REHAB, INC.

                              CONCORD SERVICE CORPORATION

                              CVNR, INC.

                              DELM NURSING, INC.

                              ELMWOOD HEALTH RESOURCES, INC.

                              ENCARE OF PENNYPACK, INC.

                              ENCARE OF QUAKERTOWN, INC.

                              ENCARE OF WYNCOTE, INC.

                              ENR, INC.

                              GLENMARK ASSOCIATES, INC.

                              GMA - BRIGHTWOOD, INC.

                              GMA - CONSTRUCTION, INC.

                              GMA - MADISON, INC.

                              GMA PARTNERSHIP HOLDING COMPANY,
                              INC.

                              GMA  UNIONTOWN, INC.

                              HEALTH RESOURCES OF BOARDMAN, INC.

                              HEALTH RESOURCES OF CEDAR GROVE,
                              INC.

                              HEALTH RESOURCES OF COLCHESTER, INC.

                              HEALTH RESOURCES OF COLUMBUS, INC.

                              HEALTH RESOURCES ON CRANBURY, INC.

                              HEALTH RESOURCES OF CUMBERLAND, INC.

                              HEALTH RESOURCES OF EATONTOWN, INC.

                              HEALTH RESOURCES OF FARMINGTON, INC.

                              HEALTH RESOURCES OF GARDNER, INC.

                              HEALTH RESOURCES OF GLASTONBURY,
                              INC.

                              HEALTH RESOURCES OF GROTON, INC.

                              HEALTH RESOURCES OF LAKEVIEW, INC.

                              HEALTH RESOURCES OF LEMONT, INC.

                              HEALTH RESOURCES OF LYNN, INC.

                              HEALTH RESOURCES OF KARAMENTA AND
                              MADISON, INC.

                              HEALTH RESOURCES OF MARCELLA, INC.

                              HEALTH RESOURCES OF MIDDLETOWN
                              (R.I.), INC.

                              HEALTH RESOURCES OF MORRISTOWN,
                              INC.

                              HEALTH RESOURCES OF NORFOLK, INC.

                              HEALTH RESOURCES OF NORWALK, INC.

                              HEALTH RESOURCES OF PENNINGTON, INC.

                              HEALTH RESOURCES OF ROCKVILLE, INC.

                              HEALTH RESOURCES OF SOUTH
                              BRUNSWICK, INC.

                              HEALTH RESOURCES OF TROY HILLS, INC.

                              HEALTH RESOURCES OF WALLINGFORD,
                              INC.

                              HEALTH RESOURCES OF WARWICK, INC.

                              HEALTHCARE REHAB SYSTEMS, INC.

                              HORIZON ASSOCIATES, INC.

                              HORIZON MOBILE, INC.

                              HORIZON REHABILITATION, INC.

                              HR OF CHARLESTON, INC.

                              HRWV HUNTINGTON, INC.

                              LAKEWOOD HEALTH RESOURCES, INC.

                              LAUREL HEALTH RESOURCES, INC.

                              LEHIGH NURSING HOMES, INC.

                              LWNR, INC.

                              MABRI CONVALESCENT CENTER, INC.

                              MARKGLEN, INC.

                              MARSHFIELD HEALTH RESOURCES, INC.

                              MONTGOMERY NURSING HOMES, INC.

                              MULTICARE AMC, INC.

                              MULTICARE HOME HEALTH OF ILLINOIS,
                              INC.

                              NURSING AND RETIREMENT CENTER OF
                              THE ANDOVERS, INC.

                              PHC OPERATING CORP.

                              POCAHONTAS CONTINUOUS CARE
                              CENTER, INC.

                              PRESCOTT NURSING HOME, INC.

                              PROGRESSIVE REHABILITATION CENTERS,
                              INC.

                              PROVIDENCE HEALTH CARE, INC.

                              REST HAVEN NURSING HOME, INC.

                              RIDGELAND HEALTH RESOURCES, INC.

                              RIVER PINES HEALTH RESOURCES, INC.

                              RIVERSHORES HEALTH RESOURCES, INC.

                              RLNR, INC.

                              ROSE HEALTHCARE, INC.

                              ROSE VIEW MANOR, INC.

                              RSNR, INC.

                              RVNR, INC.

                              SENIOR LIVING VENTURES, INC.

                              SCHUYLKILL NURSING HOMES, INC.

                              SCHUYLKILL PARTNERSHIP ACQUISITION
                              CORPORATION

                              SENIOR SOURCE, INC.

                              SNOW VALLEY HEALTH RESOURCES, INC.

                              STAFFORD CONVALESCENT CENTER, INC.

                              S.T.B. INVESTORS, LTD.

                              SVNR, INC.

                              THE ADS GROUP, INC.

                              TRI-STATE MOBILE MEDICAL SERVICES,
                              INC.

                              WESTFORD NURSING AND RETIREMENT
                              CENTER, INC.

                              WILLOW MANOR NURSING HOME, INC.

                              ARCADIA ASSOCIATES

                              BREYUT CONVALESCENT CENTER, INC.

                              CONCORD COMPANION CARE, INC.

                              CONCORD HEALTHCARE SERVICES, INC.

                              DAWN VIEW MANOR, INC.

                              ELDERCARE RESOURCES CORP.

                              ENCARE OF MENDHAM, INC.

                              GENESIS ELDERCARE CORP.

                              GLENMARK ASSOCIATES - DAWN VIEW
                              MANOR, INC.

                              GLENMARK LIMITED LIABILITY COMPANY I

                              GLENMARK PROPERTIES, INC.

                              HEALTH RESOURCES OF ACADEMY MANOR,
                              INC.

                              HEALTH RESOURCES OF ARCADIA, INC.

                              HEALTH RESOURCES OF BRIDGETON, INC.

                              HEALTH RESOURCES OF BROOKLYN, INC.

                              HEALTH RESOURCES OF CINNAMINSON,
                              INC.

                              HEALTH RESOURCES OF ENGLEWOOD, INC.

                              HEALTH RESOURCES OF EWING, INC.

                              HEALTH RESOURCES OF JACKSON, INC.

                              HEALTH RESOURCES OF LAKEVIEW, L.L.C.

                              HEALTH RESOURCES OF MONTCLAIR, INC.

                              HEALTH RESOURCES OF NORTH ANDOVER,
                              INC.

                              HEALTH RESOURCES OF RIDGEWOOD, INC.

                              HEALTH RESOURCES OF SOLOMONT/
                              BROOKLINE, INC.

                              HEALTH RESOURCES OF VOORHEES, INC.

                              HEALTH RESOURCES OF WESTWOOD, INC.

                              HELSTAT, INC.

                              HMNH REALTY, INC.

                              HNCA, INC.

                              LRC HOLDING COMPANY

                              MHNR, INC.

                              MNR, INC.

                              NORTH MADISON, INC.

                              NORTHWESTERN MANAGEMENT SERVICES,
                              INC.

                              POMPTON CARE, INC.

                              PROVIDENCE FUNDING CORPORATION

                              PROVIDENCE MEDICAL, INC.

                              ROEPHEL CONVALESCENT CENTER, INC.

                              ROXBOROUGH NURSING HOME, INC.

                              SCOTCHWOOD MASS. HOLDING CO., INC.

                              THE ASSISTED LIVING ASSOCIATES OF
                              BERKSHIRE, INC.

                              ASSISTED LIVING ASSOCIATES OF LEHIGH,
                              INC.

                              THE ASSISTED LIVING ASSOCIATES OF
                              SANATOGA, INC.

                              THE ASSISTED LIVING ASSOCIATES OF
                              WALL, INC.

                              THE HOUSE OF CAMPBELL, INC.

                              TMC ACQUISITION CORP.

                              WESTFORD NURSING AND RETIREMENT
                              CENTER LIMITED PARTNERSHIP

                              By:__________________________________
                              On behalf of each of the foregoing as
                              _____________________________________

                              Addresses for notices:
                              101 East State Street
                              Kennett Square, PA  19348

                              Attention:  George V. Hager, Jr.
                                          Executive Vice President
                                          and Chief Financial Officer
                              Telephone:  (610) 444-8419
                              Facsimile:  (610) 925-4100

                              BREYUT CONVALESCENT CENTER, L.L.C.
                              by Century Care Management, Inc., its
                              authorized manager

                              ENCARE OF MENDHAM, L.L.C., by Century
                              Care Management, Inc., its authorized manager

                              HEALTH RESOURCES OF BRIDGETON,
                              L.L.C., by Century Care Management, Inc., its authorized manager

                              HEALTH RESOURCES OF CINNAMINSON,
                              L.L.C., by Century Care Management, Inc., its authorized manager

                              HEALTH RESOURCES OF CRANBURY,
                              L.L.C., by Century Care Management, Inc., its authorized manager

                              HEALTH RESOURCES OF EMERY, L.L.C.,
                              by Century Care Management, Inc., its
                              authorized manager

                              HEALTH RESOURCES OF ENGLEWOOD,
                              L.L.C., by Century Care Management, Inc., its authorized manager

                              HEALTH RESOURCES OF EWING, L.L.C.,
                              by Century Care Management, Inc., its
                              authorized manager

                              HEALTH RESOURCES OF FAIRLAWN,
                              L.L.C., by Century Care Management, Inc., its authorized manager

                              HEALTH RESOURCES OF JACKSON,
                              L.L.C., by Century Care Management, Inc., its authorized manager

                              HEALTH RESOURCES OF RIDGEWOOD,
                              L.L.C., by Century Care Management, Inc., its authorized manager

                              HEALTH RESOURCES OF WEST ORANGE,
                              L.L.C., by Century Care Management, Inc., its authorized manager

                              POMPTON CARE, L.L.C., by Century Care
                              Management, Inc., its authorized manager

                              ROEPHEL CONVALESCENT CENTER,
                              L.L.C., by Century Care Management, Inc., its authorized manager

                              TOTAL REHABILITATION CENTER, L.L.C.,
                              by Century Care Management, Inc., its
                              authorized manager.

                              By:_________________________________
                                 On behalf of each of the foregoing
                                 ___________________of the manager

                              Address for notices:
                              101 East State Street
                              Kennett Square, PA  19348

                              Attention: George V. Hager, Jr.
                                         Executive Vice President
                                         and Chief Financial Officer
                              Telephone: (610) 444-8419
                              Facsimile: (610) 925-4100

                              AGENT:

                              MELLON BANK, N.A.,
                              Individually and as Agent


                              By:  _________________________
                                         Title:

                              FIRST UNION NATIONAL BANK


                              By:  _________________________
                                         Title:

                              GOLDMAN SACHS CREDIT PARTNERS, L.P.


                              By:  _________________________
                                         Title:

                              THE CHASE MANHATTAN BANK
                              By: Chase Securities, Inc., as its Agent


                              By:  _________________________
                                         Title:

                              FOOTHILL CAPITAL CORP.

                              By:  _________________________
                                         Title:

                              TD SECURITIES

                              By:  _________________________
                                         Title:

                              THE BANK OF NOVA SCOTIA


                              By:  _________________________
                                         Title:

                              METROPOLITAN LIFE INSURANCE COMPANY


                              By:  __________________________
                                         Title

                              CREDIT LYONNAIS NEW YORK BRANCH


                              By:  _________________________
                                         Title:

                              SILVER OAK CAPITAL, L.L.C.


                              By:  _________________________
                                         Title:

                              AG CAPITAL FUNDING, L.P.
                              By:  Angelo, Gordon & Co., L.P. as
                              Investment Advisors

                              By:  _________________________
                                         Title:

                              OAK HILL SECURITIES FUND, L.P.


                              By:  _________________________
                                         Title:


                              OAK HILL SECURITIES FUND II, L.P.


                              By:  _________________________
                                         Title: